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Exhibit 5.1

[Letterhead of Kaplan, Strangis and Kaplan, P.A.]

November 22, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, DC 20549

Re:	Damark International, Inc.
Form S-8 Registration Statement (the "Registration Statement") for 400,000 additional shares under the Damark International, Inc.
1991 Stock Option Plan, as amended, 400,000 shares under 1998 Nonqualified Stock Option Plan, 20,000 shares under 1998 Nonqualified Stock Option Plan and 25,000 shares under 1998 Restated Non-Employee Director Stock Purchase Plan

Ladies and Gentlemen:

    This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by Damark International, Inc. (the "Company") covering 845,000 shares of Class A Common Stock, par value $.01 (the "Common Stock"), reserved for issuance under the Damark International, Inc. plans described above (the "Plans").

    We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plans as contemplated by the Registration Statement.

    Based on the foregoing, we are of the opinion that:

    1.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota.

    2.  The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

    3.  The 845,000 shares of Common Stock proposed to be issued under the Plans described in the Registration Statement will, when sold and paid for, be duly and validly issued, fully paid and non-assessable.

                      Very truly yours,
                      /s/ Catherine A. Bartlett
                      Catherine A. Bartlett

CAB/kmh

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Exhibit 5.1